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                                                                                                                        Exhibit 21.1


                             SUBSIDIARIES AND WHOLLY-OWNED AFFILIATES OF CHI ENERGY, INC, #06-1138478
                                        SUBSIDIARIES AND PARTNERSHIPS OF CHI ENERGY, INC.
                                                       FEDERAL I.D. NUMBERS

Aquenergy Systems, Inc.                          57-0736018           Eagle & Phenix Hydro Company, Inc.               06-1288081
Asotin Hydro Company, Inc.                       06-1226531           Echo Summit Hydro Company, Inc. *                06-1396364
Aziscohos Hydro Company, Inc.                    06-1163591           Essex Company                                    04-1291880
Beaver Water Power Company                                            Fulcrum, Inc.                                    82-0391234
Beaver Valley Holdings Ltd.                      31-0990607           Great Dam Corp.                                  04-2684057
Beaver Valley Power Company                      31-0990606           Highfalls Hydro Company, Inc.                    06-1383519
Bedard Electrics, Inc. *                         15-0599437           Hosiery Mill Hydro Company, Inc.                 06-1279378
Boott Hydropower, Inc.                           04-2798952           Hydrodev, Inc.                    No FEID#:  Canadian Corp.
BP Hydro Associates                              06-1401488           Hydro Development Group, Inc.                    16-1141332
BP Hydro Finance Partnership                     06-1401492           Hydro Energies Corporation                       03-0282579
CHI Acquisitions, Inc.                           06-1259880           Iriquorp Acquisitions, Inc. *                    16-1350126
CHI Acquisitions II, Inc.                        06-1413523           Iriquorp Ltd. *                                  16-1283233
CHI Argentina USA, Inc. *                        06-1391063           Iriquorp Steel Corporation                       22-3039821
CHI-Black Canyon, Inc. (sold 12/31/98)           06-1325221           Joseph Hydro Company, Inc. *                     06-1310385
CHI Canada, Inc.                 No FEID #:  Canadian Corp.           Kings River Hydro Company, Inc.                  06-1390733
CHI-Felt Dam, Inc. *                             06-1325223           Kinneytown Hydro Company, Inc.                   06-1167454
CHI Finance, Inc.                                06-1338722           LaChute Hydro Company, Inc.                      06-1203686
CHI Highfalls, Inc.                              06-1383520           Lawrence Hydroelectric Associates                04-2684094
CHI Hydroelectric Company, Inc.  No FEID #:  Canadian Corp.           Les Developpements Hydroelectriques CHI, Inc.    06-1307651
CHI-Idaho, Inc.                                  06-1326247           Littlefield Hydro Company*                       06-1163612
CHI-Magic Valley, Inc.                           06-1325226           Littlefield Hydro Company, Inc.*                 06-1163600
CHI Mountain States Operations, Inc.             06-1299910           Littleville Power Company, Inc.                  04-2839064
CHI Operations, Inc.                             06-1163588           Lower Saranac Corporation                        13-3367119
CHI Patagonia, Inc.*                             06-1370569           Mill Shoals Hydro Company, Inc.                  06-1307652
CHI Philippines, Inc. *                          06-1398884           Minnewawa Hydro Company, Inc.*                   06-1163604
CHI-Pigeon Cove, Inc *.                          06-1325222           North Canal Waterworks                           04-6450580
CHI Power Inc.                                   06-1226530           Notch Butte Hydro Company, Inc.                  06-1326248
CHI Power Marketing, Inc.                        06-1257762           Ottauquechee Hydro Company, Inc.                 06-1342764
CHI S.F., LP               No FEID #:  Canadian Partnership           Pelzer Hydro Company, Inc.                       06-1268834
CHI Universal, Inc.                              06-1163590           Phoenix Hydro Company, Inc.*                     06-1314432
CHI West, Inc.                                   06-1281001           Pioneer Hydro Company, Inc. *                    06-1385379
CHI Western Operations, Inc.                     06-1326249           Schoolfield Hydro Company, Inc.*                 06-1261756
Coneross Power Corporation                       57-0853383           Sheldon Vermont Hydro Company, Inc.              06-1325231
Consolidated Hydro Mountain States, Inc.         06-1299911           Slate Creek Hydro Company, Inc.                  06-1292715
Consolidated Hydro New Hampshire, Inc.           06-1206274           Somersworth Hydro Company, Inc.                  06-1163606
Consolidated Hydro New York, Inc.                06-1220156           TKO Power, Inc.                                  68-0134284
Consolidated Hydro Southeast, Inc.               06-1267066           Triton Power Company                             14-1630384
Consolidated Hydro Vermont, Inc.                 06-1254838           Twin Falls Hydro Company, Inc.                   06-1263090
Coosa Pines Energy LLC          (CHI Division)                        Ware Hydro Company, Inc. *                       06-1320766
Coosa Pines Energy Holdings LLC (CHI Division)                        Willimantic Hydro Company, Inc.                  06-1295505
Crosby Drive Investments, Inc.                   04-3040899           Willimantic Power Corporation                    03-0312305

                                 MAJORITY OWNED SUBSIDIARIES AND PARTNERSHIPS OF CHI ENERGY, INC.

Cascade Energy Limited Partnership *             06-1367501           SOCAL Energy Limited Partnership *               06-1366760
Cascade Pumped Storage, Inc.                     06-1366654           SOCAL Pumped Storage, Inc.                       06-1366651
CHI Patagonia Investments, L.P. *                06-1370600           Societe de Cogeneration
Consolidated Pumped Storage Arkansas, Inc.       06-1302365               de St-Felicien, LP      No FEID #: Canadian Partnership
Consolidated Pumped Storage, Inc.                06-1267071           Summit Energy Storage Inc. *                     06-1230814
River Mountain Limited Partnership               06-1391062           Summit Finance, Inc.                             06-1236388

                                                  AFFILIATES OF CHI ENERGY, INC.

Black River Hydro Associates                     16-1214489
(Cataldo) Hydro Power Associates                 16-1214491           Missisquoi Associates                            82-0387855
Copenhagen Associates                            16-1229159           Pyrites Associates                               16-1211396
Hillsborough Hydroelectric, L.P.                 13-3187877           Sheldon Springs Hydro Associates, L.P.           06-1383502
Hydrodev Societe en Commandite                                        Slate Creek Hydro Associates, L.P.               13-3187471
                            No FEID #: Canadian Partnership           Summit Energy Limited Partnership *              06-1344738
LaComb Hydro Limited Partnership                 68-0105524           Twin Falls Hydro Associates, L.P.                06-1279573
    (Final Return 12/31/98)                                           Star Lake Hydro Partnership, GP
Lower Saranac Hydro Partners, L.P.               13-3532743                                       No FEID #: Canadian Partnership

3/30/1999                                                    *Dormant                                       EXHIBIT21.1

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